SunAmerica Specialty Series

Sub-Item 77I:

Effective July 27, 2011, the Board of Trustees (the
Board) of SunAmerica Specialty Series (the Trust), approved the establishment and designation of SunAmerica
Alpha Growth Fund and SunAmerica Focused Alpha
Large-Cap Fund as new series of the Trust (the New
Series), as well as the authorization and issuance of Class
A, Class C and Class W Shares of the New Series. A description of the terms of these additional classes in hereby incorporated by reference to Post-Effective
Amendment No. 29 to the Trusts Registration Statement on Form N-1A (File No. 333-111662) filed on October 25,
2011.